Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FIRST QUARTER RESULTS
First Quarter Results
•Net income available to RGA shareholders of $3.16 per diluted share
•Adjusted operating income* of $6.02 per diluted share
•Premium growth of 58.8% over the prior-year quarter, 59.2% on a constant currency basis1
•ROE of 10.2%, adjusted operating ROE* of 14.8% for the trailing twelve months
•Deployed capital of $737 million into in-force transactions

1 Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.

ST. LOUIS, May 2, 2024 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported first quarter net income available to RGA shareholders of $210 million, or $3.16 per diluted share, compared with $252 million, or $3.72 per diluted share, in the prior-year quarter. Adjusted operating income* for the first quarter totaled $401 million, or $6.02 per diluted share, compared with $349 million, or $5.16 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.07 per diluted share on net income available to RGA shareholders, and $0.01 per diluted share on adjusted operating income as compared with the prior year.

	Quarterly Results
($ in millions, except per share data)	2024	2023
Net premiums	$5,376	$3,385
Net income available to RGA shareholders	210	252
Net income available to RGA shareholders per diluted share	3.16	3.72
Adjusted operating income*	401	349
Adjusted operating income, excluding notable items *	401	349
Adjusted operating income per diluted share*	6.02	5.16
Adjusted operating income, excluding notable items per diluted share*	6.02	5.16
Book value per share	143.92	114.60
Book value per share, excluding accumulated other comprehensive income (AOCI)*	145.83	136.56
Book value per share, excluding AOCI and B36*	146.96	136.22
Total assets	106,000	89,120

*	See “Non-GAAP Financial Measures and Other Definitions” below

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In the first quarter, consolidated net premiums totaled $5.4 billion, an increase of 58.8% over the 2023 first quarter, with an adverse net foreign currency effect of $12 million. Excluding the net foreign currency effect, consolidated net premiums increased 59.2% in the quarter. Net premiums for the quarter included a $1.9 billion contribution from a single premium pension risk transfer transaction in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, first quarter investment income increased 7.0%, primarily due to new business. Average investment yield was flat at 4.70% in the first quarter compared with 4.71% in the prior-year period due to higher new money rates offset by lower variable investment income in the first quarter, relative to the year-ago period.

The effective tax rate for the quarter was 22.0% on pre-tax income, below the expected range of 23% to 24%, primarily due to tax benefits received in foreign jurisdictions.

The effective tax rate for the quarter was 22.4% on pre-tax adjusted operating income, slightly below the expected range of 23% to 24%, primarily due to tax benefits received in foreign jurisdictions.

Tony Cheng, President and Chief Executive Officer, commented, “Our first quarter was excellent, and we are off to a great start for the year, following a very strong 2023. Our Traditional business performed very well and the Financial Solutions business also had a good quarter. On our in-force transactions, we had a record quarter of $737 million deployed, and we continued to see strong momentum in organic new business activity.

“Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $0.6 billion. Based on favorable business conditions and RGA's global leadership position, we are optimistic about the future and expect to continue to deliver attractive financial results over time.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2024	2023
Net premiums	$1,715	$1,615
Pre-tax income	116	121
Pre-tax adjusted operating income	128	122
Pre-tax adjusted operating income, excluding notable items	128	122

Quarterly Results
•Results reflected favorable Individual Life claims experience, as well as favorable Health and Group experience.

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Financial Solutions

	Quarterly Results
($ in millions)	2024	2023
Pre-tax income	$17	$114
Pre-tax adjusted operating income	90	105
Pre-tax adjusted operating income, excluding notable items	90	105

Quarterly Results
•Results were slightly below expectations due to lower variable investment income.
Canada

Traditional

	Quarterly Results
($ in millions)	2024	2023
Net premiums	$318	$295
Pre-tax income	47	29
Pre-tax adjusted operating income	46	29
Pre-tax adjusted operating income, excluding notable items	46	29

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $1 million for the quarter.

Quarterly Results
•Results reflected favorable claims experience, both in Group business and Individual Life business.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2024	2023
Pre-tax income	$7	$10
Pre-tax adjusted operating income	7	10
Pre-tax adjusted operating income, excluding notable items	7	10

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2024	2023
Net premiums	$496	$438
Pre-tax income	28	27
Pre-tax adjusted operating income	38	27
Pre-tax adjusted operating income, excluding notable items	38	27
Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $7 million for the quarter.

Quarterly Results
•Results reflected favorable timing differences and positive impacts from new business.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2024	2023
Pre-tax income	$64	$59
Pre-tax adjusted operating income	77	69
Pre-tax adjusted operating income, excluding notable items	77	69

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had a favorable effect of $3 million on pre-tax income and pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2024	2023
Net premiums	$716	$662
Pre-tax income	109	79
Pre-tax adjusted operating income	109	79
Pre-tax adjusted operating income, excluding notable items	109	79

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $23 million for the quarter.

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Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had an adverse effect of $3 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results
($ in millions)	2024	2023
Net premiums	$46	$64
Pre-tax income (loss)	13	(13)
Pre-tax adjusted operating income	59	40
Pre-tax adjusted operating income, excluding notable items	59	40

Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $5 million on pre-tax income and an adverse effect of $1 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results
($ in millions)	2024	2023
Pre-tax income (loss)	$(129)	$(75)
Pre-tax adjusted operating income (loss)	(38)	(25)
Pre-tax adjusted operating income (loss), excluding notable items	(38)	(25)

Quarterly Results
•Results were in line with the expected quarterly average run rate.

Dividend Declaration

Effective April 30, 2024, the board of directors declared a regular quarterly dividend of $0.85, payable May 28, 2024, to shareholders of record as of May 14, 2024.

Earnings Conference Call

A conference call to discuss first quarter results will begin at 10 a.m. Eastern Time on Friday, May 3, 2024. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.
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Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.
The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:
1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of certain embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations as such items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.
2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented may include the financial impact of the Company’s assumption reviews on business subject to the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments, reflected in future policy benefits remeasurement gains or losses.
3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
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4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.
5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document.

Other definitions:
•Uncapped (profitable) cohorts: cohorts with a net premium ratio under 100%
•Capped (loss) cohorts: cohorts with a net premium ratio equal to or greater than 100%
•Floored cohorts: cohorts with reserves floored at zero as reserves cannot be negative

Change in Presentation: U.S. and Latin America Financial Solutions

In the first quarter of 2024, the Company updated the presentation of the financial results for the U.S. and Latin America Financial Solutions segment by combining the financial results for “Asset Intensive” and “Capital Solutions” businesses. This change in presentation better aligns the presentation of the U.S. and Latin America Financial Solutions segment’s financial results with the Company’s management of these businesses and with reporting for the other Financial Solutions segments. This change in presentation did not affect any previously or expected future reported results for the U.S. and Latin America Financial Solutions segment.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has
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approximately $3.7 trillion of life reinsurance in force and assets of $106.0 billion as of March 31, 2024. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution
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opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration or regulatory investigations or actions, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss) available to RGA shareholders	$210	$3.16	$252	$3.72
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	185	2.77	102	1.52
Market risk benefits remeasurement (gains) losses	(28)	(0.42)	11	0.16
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	—	—
Embedded derivatives:
Included in investment related gains/losses, net	(61)	(0.92)	(29)	(0.43)
Included in interest credited	10	0.15	(6)	(0.09)
Investment (income) loss on unit-linked variable annuities	1	0.02	—	—
Interest credited on unit-linked variable annuities	(1)	(0.02)	—	—
Interest expense on uncertain tax positions	—	—	—	—
Other (1)	89	1.34	6	0.09
Uncertain tax positions and other tax related items	(4)	(0.06)	12	0.18
Net income attributable to noncontrolling interest	2	0.03	1	0.01
Adjusted operating income	401	6.02	349	5.16
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$401	$6.02	$349	$5.16
(1)     The Other line item includes pension risk transfer day one loss and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2024
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$272	$60	22.0%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	232	47
Market risk benefits remeasurement (gains) losses	(35)	(7)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	—
Embedded derivatives:
Included in investment related gains/losses, net	(77)	(16)
Included in interest credited	13	3
Investment (income) loss on unit-linked variable annuities	1	—
Interest credited on unit-linked variable annuities	(1)	—
Interest expense on uncertain tax positions	—	—
Other (2)	113	24
Uncertain tax positions and other tax related items	—	4
Adjusted operating income	516	115	22.4%
Notable items	—	—
Adjusted operating income, excluding notable items	$516	$115
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2024	2023
Income before income taxes	$272	$351
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	232	127
Market risk benefits remeasurement (gains) losses	(35)	14
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	—
Embedded derivatives:
Included in investment related gains/losses, net	(77)	(37)
Included in interest credited	13	(7)
Investment (income) loss on unit-linked variable annuities	1	—
Interest credited on unit-linked variable annuities	(1)	—
Interest expense on uncertain tax positions	—	—
Other (1)	113	8
Pre-tax adjusted operating income	516	456
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$516	$456
(1)     The Other line item includes pension risk transfer day one loss and other immaterial items.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2024
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$116	$—	$12	$128	$—	$128
Financial Solutions	17	149	(76)	90	—	90
Total U.S. and Latin America	133	149	(64)	218	—	218
Canada Traditional	47	(1)	—	46	—	46
Canada Financial Solutions	7	—	—	7	—	7
Total Canada	54	(1)	—	53	—	53
EMEA Traditional	28	10	—	38	—	38
EMEA Financial Solutions	64	13	—	77	—	77
Total EMEA	92	23	—	115	—	115
APAC Traditional	109	—	—	109	—	109
APAC Financial Solutions	13	46	—	59	—	59
Total Asia Pacific	122	46	—	168	—	168
Corporate and Other	(129)	91	—	(38)	—	(38)
Consolidated	$272	$308	$(64)	$516	$—	$516

(Unaudited)	Three Months Ended March 31, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$121	$—	$1	$122	$—	$122
Financial Solutions	114	36	(45)	105	—	105
Total U.S. and Latin America	235	36	(44)	227	—	227
Canada Traditional	29	—	—	29	—	29
Canada Financial Solutions	10	—	—	10	—	10
Total Canada	39	—	—	39	—	39
EMEA Traditional	27	—	—	27	—	27
EMEA Financial Solutions	59	10	—	69	—	69
Total EMEA	86	10	—	96	—	96
APAC Traditional	79	—	—	79	—	79
APAC Financial Solutions	(13)	53	—	40	—	40
Total Asia Pacific	66	53	—	119	—	119
Corporate and Other	(75)	50	—	(25)	—	(25)
Consolidated	$351	$149	$(44)	$456	$—	$456

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2024	2023
Earnings per share from net income (loss):
Basic earnings per share	$3.20	$3.77
Diluted earnings per share	$3.16	$3.72

Diluted earnings per share from adjusted operating income	$6.02	$5.16
Weighted average number of common and common equivalent shares outstanding	66,559	67,615

(Unaudited)	At March 31,
	2024	2023
Treasury shares	19,523	18,771
Common shares outstanding	65,788	66,540
Book value per share outstanding	$143.92	$114.60
Book value per share outstanding, before impact of AOCI	$145.83	$136.56

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At March 31,
	2024	2023
Book value per share outstanding	$143.92	$114.60
Less effect of AOCI:
Accumulated currency translation adjustment	0.88	(1.41)
Unrealized (depreciation) appreciation of securities	(61.74)	(66.02)
Effect of updating discount rates on future policy benefits	59.36	45.59
Change in instrument-specific credit risk for market risk benefits	0.04	0.22
Pension and postretirement benefits	(0.45)	(0.34)
Book value per share outstanding, before impact of AOCI	145.83	136.56
Less effect of B36 derivatives	(1.13)	0.34
Book value per share outstanding, before impact of AOCI and B36 derivatives	$146.96	$136.22

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Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2024:	Average Equity
Shareholders' average equity	$8,408
Less effect of AOCI:
Accumulated currency translation adjustment	5
Unrealized (depreciation) appreciation of securities	(4,732)
Effect of updating discount rates on future policy benefits	3,804
Change in instrument-specific credit risk for market risk benefits	8
Pension and postretirement benefits	(23)
Shareholders' average equity, excluding AOCI	9,346
Year-to-date notable items, net of tax	—
Shareholders' average equity, excluding AOCI and notable items	$9,346

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2024:	Income
Net income available to RGA shareholders	$860	10.2%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	422
Change in fair value of embedded derivatives	108
Tax expense on uncertain tax positions and other tax related items	(12)
Net income attributable to noncontrolling interest	8
Adjusted operating income	1,386	14.8%
Notable items after tax	—
Adjusted operating income, excluding notable items	$1,386	14.8%

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Add Fifteen

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2024	2023
Revenues:
Net premiums	$5,376	$3,385
Investment income, net of related expenses	961	856
Investment related gains (losses), net	(149)	(77)
Other revenue	149	87
Total revenues	6,337	4,251
Benefits and expenses:
Claims and other policy benefits	5,132	3,063
Future policy benefits remeasurement (gains) losses	(24)	(26)
Market risk benefits remeasurement (gains) losses	(35)	14
Interest credited	254	215
Policy acquisition costs and other insurance expenses	387	331
Other operating expenses	283	250
Interest expense	68	53
Total benefits and expenses	6,065	3,900
Income before income taxes	272	351
Provision for income taxes	60	98
Net income	212	253
Net income attributable to noncontrolling interest	2	1
Net income available to RGA shareholders	$210	$252
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